SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)            PRICE(2)

 COMMON STOCK-DUPONT PHOTOMASKS

          MJG ASSOCIATES, INC.
          	GABELLI PERFORMANCE PARTNERSHIP
                       4/25/05            1,500-           27.0000
                       4/01/05            1,500            26.6500

             GABELLI FUND, LDC
                       4/25/05            3,000-           27.0000
                       3/29/05            1,000            26.6200

          GABELLI ASSOCIATES LTD
                       4/25/05          225,907-           27.0000
                       4/07/05            1,500-           26.6944

          GAMCO INVESTORS, INC.
                       4/25/05          116,030-           27.0000
                       4/25/05          333,493-           27.0000
                       4/22/05            8,176            26.9500
                       4/22/05           10,000            26.9600
                       4/11/05            2,000            26.6622
                       3/31/05            2,071            26.6000
                       3/29/05            2,000            26.6180
                       3/29/05            2,000            26.6100
                       3/29/05            3,959            26.6000
                       3/22/05            9,372            26.5797
                       3/21/05            3,000            26.5859
                       3/21/05            3,000-           26.5859
                       3/21/05            3,000            26.5859
                       3/07/05            5,000            26.6500

          GSI, INC.
          	GABELLI ASSOCIATES FUND II
                       4/25/05            7,500-           27.0000
                       3/30/05            1,000-           26.6520

          	GABELLI ASSOCIATES FUND
                       4/25/05          203,680-           27.0000
                       4/08/05            1,091-           26.7200
                       4/07/05            8,500-           26.6944
                       3/30/05            4,000-           26.6520

           GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                       4/25/05           85,000-           27.0000
                       3/22/05           10,000            26.6000
                       3/10/05            6,200            26.5900
                       3/07/05            8,800            26.6000
                       3/02/05           10,000            26.5467

               GABELLI CONVERTIBLE FUND
                       4/25/05            3,000-           27.0000
                       4/13/05            3,000            26.6563

               GABELLI ABC FUND
                       4/25/05          195,000-           27.0000
                       3/31/05            4,000            26.6400
                       3/10/05            1,000            26.6000
                       3/02/05           10,000            26.546.
               GLOBAL UTILITY AND INCOME TRUST
                       4/25/05            3,000-           27.0000

(1) THE TRANSACTIONS ON 4/25/05 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $27.00 IN
CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE
INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ
NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.